Exhibit 4.8.59 -Self-Control Components - Two-Way Valve-VVF31

SIEMENS	4320

Two-Way Valve

Flange Connection, PN10	VVF31

Flange connection two-way valve, pressure grade PN10
●	Valve body: ductile cast iron GG-25
●	Nominal diameter: DN25…150mm
●	Flow rate: kvs 5…300m3/h
●	Stroke of valve handle: 20 or 40mm
●	Can be mounted with the SQX…, SKD…, SKB…and SKC… series of actuator.

Purpose	Be applicable in heating system and heating, ventilating and air conditioning system as the control valve or safety shutoff valve that comply with DIN32730 Standard.
Be only applicable for closed system.

Media	The standard valves that adopt the standard seal are applicable to the following media:

Chilled water

Low temperature hot water

	High temperature hot water	-25…+130°C

Anti-freezing water 1)2)

Brine 1)2)

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1)	When the media temperature is lower than 0°C, ASZ6.5 valve handle heating element is needed to prevent the valve handle within sealing gland from freezing.

2)	Anti-freezing water and brine: the minimum temperature -10°C complies with DIN 3158 Standard (pressure vessel I) or the minimum temperature -25°C complies with DIN 3158 Standard (pressure vessel II).

Model overview
Standard edition
Model	DN [mm]	kVS [m3/h]	Sv	△Pvmax. [kPa]

VVF31.24	25/20	5	>50
VVF31.25	25	7.5
VVF31.39	40/32	12
VVF31.40	40	19
VVF31.50	50	31		100
VVF31.65	65	49
VVF31.80	80	78	>100
VVF31.90	100	124
VVF31.91	125	200
VVF31.92	150	300

DN= nominal diameter
kVS = rated flow that conforms to VDI 2173 Standard
Sv = flow capacity that conforms to VDI 2173 Standard
△P vmax..= maximum allowable differential pressure between two ends of valves, when the valve handle reaches the maximum stroke (the valve is fully open)

Accessories	Electronic valve handle heating element, AC 24V; when the medium temperature is lower than 0°C, select ASZ6.5

Order	Please describe the model when ordering the purchase For example: VVF31.50

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Transportation	The valve and actuator are packaged and supplied separately. There is no inverse flange and flange gasket when the valve is supplied.

Combining equipment

Valve	H100 [mm]	Actuator 1)
		SQX…2)		SKD…		SKB…		SKC…
		△Pmax	△Ps	△Pmax	△Ps	△Pmax	△Ps	△Pmax	△Ps
		[kPa]
VVF31.24	20	100	1000	100	1000	100	1000
VVF31.25
VVF31.39			500		750
VVF31.40
VVF31.50			300 175 100		450 250 150
VVF31.65							700 450
VVF31.80		80
VVF31.90	40							100	300 175 125
VVF31.91
VVF31.92
Technical data		4554		4561		4564

1)	Optional actuator: ● AC 24V/AC 230V power source, three-position control signal

●     AC 24V scale (position) control signal DC 0…10V or DC 4…20 mA

2)	△Pmax and △P values are applicable for SQX32…/SQX82…and SQX62 new actuator, and the delivery can be available from January, 1999.

H100 =	100% stroke of valve and actuator
△Pmax =	maximum allowable differential pressure between both ends of valve, when the actuator can maintain normal operation within the whole stroke
△Ps =	maximum allowable differential pressure (shut-off pressure) between both ends of valve, on the premise of ensuring the actuator can be closed safely

Pneumatic actuator  The pneumatic actuator can be ordered from the local company.

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Mechanical design	Valve plug with pilot hole is connected with valve handle directly. Valve seat is attached to valve body directly.
Valve body profile

Note: the two-way seat valve cannot be used as three-way valve by disassembling the blank flange at the bottom of valve.

Disposal	Due to the use of different types of materials, before discarding, do disassemble the valves, and classify them in terms of different material types.

Model selection

Flow rate graph

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100 kPa =  1 bar ≈10 mWG
△Pvmax.   =  maximum allowable differential pressure between both ends of valve, when the actuator can maintain normal operation within the whole stroke
△Pv100   =  differential pressure between both ends of vale, when the valve is fully open and its flow is V100. Its unit is kPa or bar.
V100      =  flow. Its unit is m3/h (cubic meter per hour) or l/s (liter per second)

Valve flow characteristics

Valve flow characteristics 0…30% => flow and stroke are in linear scale 30…100%=> comply with VDI/VDE2173 Standard, ngl=3

Operating pressure and temperature

The operating pressure range complies with ISO 7268 and EN 1333 Standards.

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The operating temperature range (-25…+130°C) complies with DIN 4747 and DIN 3158 Standards.

Notices

Engineering
It is suggested that the valve be mounted on the return water pipe, because in the heating system, the temperature of return water pipe is relatively low. In this way, the service life of valve spool seal can be extended.

The water quality shall comply with VDI 2035 Standard.
It is suggested that in the closed system, the filter be mounted, so as to increase the operational reliability of valve.

When the medium temperature is lower than 0°C, select ASZ6.5 electronic valve handle heating element to prevent the valve spool within the sealing gland from freezing. For the sake of safety, the operating voltage of this heating element is designed AC 24V, and its power is 30 W.

Mounting	The valve and actuator can be assembled in the mounting position simply, independent of special tools and any adjustment.
The valve shall be attached with the Instruction for Mounting before leaving the factory.

Mounting position

Allowed	Forbidden

Direction of water flow	During the mounting, pay attention that the mark of water current direction on the valve shall be consistent with the actual water current direction.

Debugging	Debug the valve only after the actuator has been mounted correctly.
Valve handle contracts: flow increases
Valve handle extends: flow decreases

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Repair
When repairing the actuator, comply with the following sequences: first turn off the water pump and cut off the water pump power source; close the stop valve, drain the water within the water pipe in order to reduce the pressure within water pipe and cool the water pipe naturally; remove the electrical wiring from connection terminal. Before re-debugging the valve, correctly mount the actuator properly.

Seal of valve handle
When the water pipe has de-pressurized and is cooled fully, and the valve handle surface is in good condition, it is allowed to replace the seal of valve handle directly, without removing the valve body. If the valve handle has been damaged, replace the whole valve handle-valve plug assembly. Please contact the local office of Siemens Building Technologies.

Accessories
Standard model	Used to replace EPDM-O ring, including copper seal gasket.
Applicable media of standard model: chilled water, low temperature hot water, high temperature hot water and brine.
Temperature range of media: -25…+130°C
Applicable to VVF31…series of valve, pipe diameter DN25…80 (diameter of valve handle 10 mm) 4 284 8806 0
Applicable to VVF31…series of valve, pipe diameter DN100…150 (diameter of valve handle 14 mm) 4 679 5629 0

Guarantee	The valves shall not be guaranteed if the actuator is manufactured the third manufacturer.
The technical data, including △Pmax, △Ps, leakage rate, noise index and lifetime are only applicable to the corresponding actuators of Siemens Building Technologies included in the “Model overview”.

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Technical data
	Functional parameter	PN (pressure) grade	PN10
Valve flow characteristics
	0…30%	linear
	30…100%	ngl=3, comply with VDI / VDE 2173 Standard
	Leakage rate	kvs 0…0.02%, comply with VDI / VDE 2173 Standard
	Allowable operating pressure	Within -25…+130, 1000kPa (10 bar), comply with ISO 7268 / EN 1333 /DIN 4747 / DIN3158 Standard
	Flange connection	ISO 7005
Stroke
	- DN25…80	20mm
	- DN100…150	40mm
Material	Valve body	GG-25 complies with DIN EN 1561 Standard
	Valve handle	Stainless steel
Valve plug
	DN25…65	Brass
	DN80…150	Bronze
Seal ring
	Standard model	Brass
	Seal material	EPDM-O ring

Dimension

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DN =	nominal diameter
H =	total height of actuator plus minimum mounting space of mounting, connecting and operation, or the minimum distance required by maintenance to the ceiling or wall
H1 =	distance from the center line of water pipe to the mounting edge (upper edge) of actuator
H2 =	position when the valve is fully open (it means the valve handle extends completely)

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